DIOMED, INC.

                         2001 EMPLOYEE STOCK OPTION PLAN

       1.     PURPOSE.

       This Employee Stock Option Plan (the "Plan") is intended as a performance incentive for officers, directors, employees and consultants of Diomed, Inc. (the "Company") and its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be affected by the granting of stock options. Options granted under the Plan may be either "incentive stock options" ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not qualify as Incentive Options ("Nonqualified Options"). The term "Subsidiaries" includes any corporations in which stock possessing greater than fifty percent of the total combined voting power of all classes of stock is owned directly or indirectly by the Company, and for purposes of Incentive Options granted under the Plan is limited to Subsidiaries that are "subsidiary corporations" within the meaning of Section 424(d)(2) of the Code.

       2.     OPTIONS TO BE GRANTED.

       Options granted under the Plan may be either Incentive Options or Nonqualified Options, and shall be designated as such at the time of grant. To the extent that any option intended to be an Incentive Option shall fail to qualify as an "incentive stock option" under the Code, such option shall be deemed to be a Nonqualified Option.

       3.     ADMINISTRATION.

              (a) BOARD OR OPTION COMMITTEE. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or by a committee (the "Option Committee") of not less than two directors of the Company appointed by the Board. All references in the Plan to the Option Committee shall mean the Board if no Option Committee has been appointed; provided that the Board at its discretion may exercise any power of the Option Committee under the Plan regardless of whether an Option Committee has been appointed. It is the intention of the Company that each member of the Option Committee shall be a "non-employed director" as that term is defined and interpreted pursuant to Rule 16b-3(b)(3) or any successor rule thereto promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent that the Board of Directors determines it to be desirable to qualify options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance Based Compensation"), each member of the Option Committee also shall be an "outside director" within the meaning of said Section 162(m), and the grant of such option shall be made by the Option Committee. Action by the Option Committee shall require the affirmative vote of a majority of all its members (or unanimous approval if there are only two members).

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              (b)    POWERS OF OPTION COMMITTEE. Subject to the terms and
conditions of the Plan, the Option Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company, including, without limitation, the power:

                     (i) To effect the grant of options under the Plan; to grant options conditionally or unconditionally; to determine from time to time the persons to whom options shall be granted, the form of option to be granted to such persons under the Plan (including whether such options shall be Incentive Options or Nonqualified Options), the number of shares subject to any such option, the exercise price for options (which price shall be subject to the applicable requirements of Section 6(d)), the time or times at which each option shall become exercisable, the conditions under which exercise may be accelerated, the duration of the exercise period (which shall not exceed the limitations specified in Section 6(a)) and any restrictions on shares issued upon exercise of such option; and to prescribe the form or forms of the instruments evidencing options granted under the Plan and the terms and provisions (which need not be identical) of each option granted under the Plan to such persons;

                     (ii) To waive compliance by an Optionee with any obligation to be performed by such Optionee under an option and to waive any condition or provision of an option, both generally and in particular instances, except that the Option Committee may not, in the case of an Incentive Option, other than in accordance with Section 8 or 9, (A) increase the total number of shares covered by the option, (B) extend the term of the option to more than ten years (or five years in the case of an Incentive Option granted to shareholders subject to the limitations described in Section 5(b)) or (C) unless the Optionee consents, reduce the purchase price per share of Common Stock subject to such option (but in no event below the fair market value of the Common Stock at such time (determined by reference to the provisions of Section 6(b) hereof)) or waive compliance by the Optionee with any obligation, condition or provision required for such option to qualify as an Incentive Option;

                     (iii) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan, and in this connection, the Option Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective, with all decisions and determinations by the Option Committee in the exercise of this power to be final and binding upon the Company and Optionees; and

                     (iv) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to administer the Plan or to promote the best interests of the Company with respect to the Plan.

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              (c)    PERFORMANCE BASED COMPENSATION. The Option Committee, in
its discretion, may take such actions as may be necessary to ensure that options granted under the Plan qualify as Performance Based Compensation.

       4.     STOCK.

              (a) SHARES SUBJECT TO PLAN. The stock subject to options granted under the Plan shall be authorized but unissued shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock"). The total number of shares of Common Stock that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of one million (1,000,000) shares. Such number of shares shall be subject to adjustment as provided in Section 8 hereof. No employee of the Company or any Subsidiary maybe granted options to acquire, in the aggregate, more than five hundred thousand (500,000) shares of Common Stock (subject to adjustment as provided in Section 8 hereof) under the Plan during any fiscal year of the Company

              (b) RESTRICTIONS ON SHARES. Shares purchased upon the exercise of options granted under the Plan may be subject to restrictions, such as limitations on transfer, vesting and repurchase provisions, and the like, as set forth in the relevant option agreement or in any other agreement to which the Optionee is subject. Such restrictions shall be in such form as the Option Committee shall from time to time deem appropriate. Stock restriction provisions need not be identical. Unless otherwise provided by the Option Committee, upon exercise of any option granted under the Plan, the Optionee shall, as a condition of the issuance of the shares purchased pursuant to such exercise, execute and become a party to the Stockholders Agreement between the Company and certain of its stockholders dated as of March 14, 2001, as amended (or any similar agreement between the Company and certain of its stockholders designated by the Company's Board of Directors in lieu thereof) (the "Stockholders Agreement"), confirming his or her agreement to the restrictions on transfer and other terms applicable to the purchased shares set forth therein, and all shares issued pursuant to such exercise shall be subject to the restrictions and other terms set forth in the Stockholders Agreement even if Optionee shall fail to execute such Stockholders Agreement.

              (c) LAPSED OR UNEXERCISED OPTIONS. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan. When any withholding tax obligation of an Optionee with respect to the exercise of an option granted under the Plan is satisfied by cancellation of options, as permitted in Section 10(a), the total number of shares of Common Stock for which further options may be granted under the Plan shall be irrevocably reduced by the total number of shares for which such option is thus exercised and the number of shares for which such option is canceled.

       5.     ELIGIBILITY.

              (a) ELIGIBLE OPTIONEES. Incentive Options may be granted only to officers or other employees of the Company or its Subsidiaries, including members of the Board of

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Directors who are also employees of the Company or its Subsidiaries.
Nonqualified Options may be granted to officers or other employees of the Company or its Subsidiaries, to members of the Board of Directors of the Company or any Subsidiary whether or not employees of the Company or such Subsidiary, and to consultants who provide services to the Company or its Subsidiaries (regardless of whether they are also employees).

              (b) LIMITATION ON 10% SHAREHOLDERS. No person shall be eligible to receive any Incentive Option under the Plan if, at the date of grant, such person beneficially owns stock representing in excess of ten percent (10%) of the voting power of all outstanding capital stock of the Company or its parent or a Subsidiary, unless notwithstanding anything in this Plan to the contrary
(i) the purchase price for stock subject to such Incentive Option is at least one hundred ten percent (110%) of the fair market value of such stock at the time of the grant (determined by reference to the provisions of Section 6(d) hereof) and (ii) such Incentive Option by its terms is not exercisable more than five (5) years from the date of grant thereof.

              (c) LIMITATION ON EXERCISABLE OPTIONS. Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under the Plan and all other plans of the Company and its parent and Subsidiaries) shall not exceed $ $100,000.00. Any option granted under the Plan in excess of the foregoing limitation shall be deemed a Nonqualified Option. The provisions of this Section 5(c) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

              (d) OTHER AWARDS. Receipt of options under the Plan or of awards under any other employee benefit plan of the Company or any of its Subsidiaries shall not preclude an employee from receiving options or additional options under the Plan. In granting options the Option Committee may include or exclude previous participants in the Plan as the Option Committee may determine.

       6.     TERMS OF THE OPTION AGREEMENTS.

       Subject to the terms and conditions of the Plan, each option shall be evidenced by an option agreement, which shall contain such provisions not inconsistent with the Plan as the Option Committee shall from time to time deem appropriate. In the event of any conflict between the terms of an option agreement and the terms of the Plan, the terms of the Plan shall control. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

              (a) EXPIRATION. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date in the case of any Incentive Option shall not be later than the tenth anniversary of the date on which the option was granted (or five years in the case of an Incentive Option granted to shareholders subject to the limitations described in Section 5(b)).

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              (b)    MINIMUM SHARES EXERCISABLE. Option agreements may in the
discretion of the Option Committee set forth a minimum number of shares with respect to which an option may be exercised at any one time.

              (c) EXERCISE. Options may be exercisable in full or in such installments (which need not be equal) and at such time or times (including upon the occurrence of such event or events) as may be designated by the Option Committee. Except as otherwise provided in the applicable option agreement, no option shall first be exercisable, either in whole or in part, until the twelve month anniversary of the date of grant, and shall be exercisable with respect to a number of shares equal to one-fourth (1/4) of the total number of shares subject to such option on the twelve month anniversary of the date of grant and with respect to a number of shares equal to one-forty-eighth (1/48) of the total number of shares subject to such option on the same day of each month as the date of grant for thirty-six (36) consecutive months commencing on the thirteen month anniversary of the date of grant. To the extent installments of an option become exercisable but are not exercised, such installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires or terminates.

              (d) PURCHASE PRICE. The purchase price per share of Common Stock subject to each option shall be determined by the Option Committee at the time the option is granted; provided, however, that the purchase price per share subject to each Incentive Option shall be not less than the fair market value of the Common Stock on the date such option is granted (subject to Section 5(b)). For the purposes of the Plan, the fair market value of shares of Common Stock subject to options granted hereunder shall be determined in good faith by the Option Committee; provided, however, that (i) if shares of Common Stock are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the date the option is granted, the fair market value shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on NASDAQ reported for such date, or
(ii) if shares of Common Stock are admitted to trading on a national securities exchange or the NASDAQ National Market System on the date the option is granted, the fair market value shall not be less than the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported.

              (e) TRANSFER. Options granted under the Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and may be exercised during the Optionee's lifetime only by the Optionee, or his or her guardian or legal representative. No option granted under the Plan shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or any right or privilege conferred hereby contrary to the provisions of the Plan, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, such option shall thereupon terminate and become null and void. Notwithstanding the above provisions of this Section 6(e),

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


any option granted under the Plan may be pledged or hypothecated to secure an obligation to the Company.

              (f) TERMINATION OF EMPLOYMENT OR DEATH OR DISABILITY OF OPTIONEE. The Option Committee may in its discretion specify, at the time an option is granted under the Plan and subject to the agreement of the applicable Optionee thereafter, a period or periods within which such option may be exercised following termination of the Optionee's employment with the Company or its Subsidiaries, if any, for any reason, or upon the happening of any other event. Except as otherwise provided in the applicable option agreement, options granted hereunder shall terminate on the earliest to occur of:

                     (i)    the date of expiration thereof;

                     (ii) if the Optionee is employed by the Company or a Subsidiary and such employment is terminated by the Company or such Subsidiary for cause (as hereinafter defined), on the date of such termination of employment;

                     (iii) if the Optionee is employed by the Company or a Subsidiary and such employment is terminated for any reason other than death, permanent and total disability, or for cause, on the earlier of the date of expiration thereof or ninety (90) days following the date of such termination of employment (provided that no further shares shall first become exercisable during such ninety (90) day period and such option maybe exercised only with respect to that portion of the option that was exercisable immediately prior to such termination of employment); or

                     (iv) if the Optionee dies or becomes permanently and totally disabled while employed by the Company, on the earlier of the date of expiration thereof or one (1) year following the date of such death or disability (provided that no further shares shall first become exercisable during such one (1) year period and such option may be exercised only with respect to that portion of the option that was exercisable immediately prior to such death or disability).

                     For purposes of the Plan, the date of termination of employment for any Optionee shall mean the date the employee actually ceases to be employed by the Company for any reason regardless of any period thereafter during which the Company pays or is required to pay the employee salary continuation benefits or salary in lieu of notice.

                     An employment relationship between the Company and the Optionee shall be deemed to exist during any period during which the Optionee is employed by the Company or any Subsidiary. For purposes of the Plan, employment shall not be considered terminated in the case of the transfer of an Optionee from the employ of the Company to a Subsidiary or VICE VERSA, or from one Subsidiary to another, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) assuming an option in the circumstances described in and subject to Section 9. Whether authorized leave of absence or absence on military service shall constitute termination of the employment relationship between the Company and the

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Optionee shall be determined by the Option Committee at the time thereof.
Nothing contained in the Plan or in any option agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment or other relationship with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary at any time to terminate such employment or relationship or to increase or decrease the compensation of the Optionee.

                     For purposes of this Section 5(f), the term "cause" shall have the same meaning given to such term (or other term of similar meaning) in any written employment or other similar agreement between the Optionee and the Company or a Subsidiary for purposes of termination of employment under such agreement, and in the absence of any such agreement or if such agreement does not include a definition of "cause" (or other term of similar meaning), the term "cause" shall mean (i) any material breach by the Optionee of any agreement to which the Optionee and the Company are both parties, (ii) any act or omission to act by the Optionee which may have a material and adverse effect on the Company's business or on the Optionee's ability to perform services for the Company, including, without limitation, the commission of any crime (other than minor traffic violations), or (iii) any material misconduct or material neglect of duties by the Optionee in connection with the business or affairs of the Company or a Subsidiary or affiliate of the Company.

                     After the death of the Optionee, his executor, administrator or any person or persons to whom his option is transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the option in whole or in part. An Optionee shall be deemed to be permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

              (g) RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised with respect to such shares pursuant to the terms thereof, (ii) all requirements under applicable law and regulations with respect to such exercise shall have been complied with to the satisfaction of the Company, and (iii) the Company shall have issued and delivered such shares to the Optionee. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

       7.     METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE.

              (a) NOTICE OF EXERCISE. Any option granted under the Plan may be exercised by the Optionee in whole or, subject to Section 6(b) hereof, in part, to the extent then exercisable in accordance with the terms of the applicable option agreement, by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice"). The Notice shall be accompanied by payment for such shares, any required payment of withholding taxes, and such documents as may reasonably be required or requested by the Company. If an option is exercised by the executor or administrator of a deceased Optionee, or by the person or persons to whom the option has been

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transferred by the Optionee's will or the applicable laws of descent and distribution, the Company shall be under no obligation to honor the Notice until the Company is satisfied as to the authority of the person or persons exercising the option.

              (b) MEANS OF PAYMENT AND DELIVERY. Payment for shares of Common Stock purchased pursuant to the exercise of an option shall be made either: (i) in cash, or by certified or bank check or other payment acceptable to the Company, equal to the option exercise price for the number of shares specified in the Notice (the "Total Option Price"); (ii) if authorized by the applicable option agreement or by the Option Committee and if permitted by law, by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option Price to the Company in cash or by other method of payment acceptable to the Company (provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause (ii));
(iii) any other form of payment authorized by the applicable option agreement or by the Option Committee and permitted by law or (iv) by any combination of the above permissible forms of payment.

              (c) CONDITIONS TO EXERCISE. The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon the Company's receipt of the Total Option Price in a manner provided above and of any written representations from the Optionee required by the Option Committee, and the fulfillment of any other requirements contained in the option agreement or applicable provisions of law.

       8.     ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

              (a) NO EFFECT OF OPTIONS UPON CERTAIN CORPORATE TRANSACTIONS. The existence of outstanding options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of shares of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

              (b) STOCK DIVIDENDS, RECAPITALIZATIONS, ETC. If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company or, subject to Section 9, securities not of the Company's issue, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as

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so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

              (c) DETERMINATION OF ADJUSTMENT. Adjustments under this Section 8 shall be determined by the Option Committee and such determinations shall be final and conclusive. The Option Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable.

              (d) NO ADJUSTMENT IN CERTAIN CASES. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

              (e) MODIFICATION OF INCENTIVE OPTIONS. Any adjustments made pursuant to this Section 8 with respect to Incentive Options shall be made only after the Option Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such Incentive Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Options. If the Option Committee determines that such adjustments made with respect to Incentive Options would constitute a modification of such Incentive Options or would cause adverse tax consequences to the holders of such Incentive Options, it may refrain from making such adjustments.

       9.     EFFECT OF CERTAIN TRANSACTIONS.

                     In the case of (i) the dissolution, winding-up or liquidation of the Company, (ii) a merger, consolidation or reorganization in which the Company is acquired by another person or entity (other than a holding company formed by the Company) and as a result of which outstanding shares of Common Stock are changed into or exchanged for cash or property or securities not of the Company's issue, or any combination thereof, or (iii) the sale of all or substantially all of the assets of the Company to, or the acquisition of shares (either alone or together with other previously held shares) representing more than fifty percent (50%) of the voting power of the stock of the Company then outstanding by, any person or entity or persons or entities acting in concert or combination (any of the foregoing, a "Covered Transaction"), the Plan and the options issued hereunder shall terminate upon the effectiveness of such Covered Transaction, unless provision is made by the Option Committee in connection with such a Covered Transaction in which there is an acquiring or surviving entity for the assumption of options theretofore granted, or the substitution for such options of new options of the acquiring or surviving entity or affiliates thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 8, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If there is no acquiring or

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surviving entity, or if the Option Committee does not so provide for the assumption or substitution in connection with the Covered Transaction of options theretofore granted, all outstanding options shall vest immediately prior to such Covered Transaction and each Optionee shall be permitted to exercise immediately prior to such Covered Transaction, subject to delivery of notice of exercise at such time prior to the consummation of the Covered Transaction as the Company shall designate, the unexercised portions of options held by such Optionee. The option agreement evidencing any option may also provide for such acceleration of otherwise unexercisable portions of the option upon other specified events or occurrences, such as involuntary terminations of the Optionee's employment following certain changes in the control of the Company.

       10.    TAX WITHHOLDING.

              (a) WITHHOLDING OBLIGATION. Each Optionee shall, no later than the date as of which the value of any option or of any shares of Common Stock issued upon the exercise of any option first becomes includible in the gross income of the Optionee for income tax purposes (the "Tax Date"), pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such income, and the Company may withhold such taxes from payments of any kind otherwise due to the Optionee. Such arrangements may include (a) payment by the Optionee in cash or by certified or bank check or other payment acceptable to the Company of the amount of withholding taxes; (ii) if authorized by the applicable option agreement or by the Option Committee and if permitted by law, by the Optionee delivering to the Company irrevocable instructions to a broker to promptly deliver the amount of withholding taxes to the Company in cash or by other method of payment acceptable to the Company (provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause (ii));
(iii) if authorized by the applicable option agreement or by the Option Committee and if permitted by law, by the surrender for cancellation of options that are then exercisable under the applicable option agreement and the Plan to purchase such number of shares of Common Stock as is equal to (A) the amount of withholding taxes, divided by (B) the fair market value on such date of one share Common Stock (determined by reference to the provisions of Section 6(d) hereof) minus the exercise price of one Common Stock under the option so canceled; (iv) any other form of payment authorized by the applicable option agreement or by the Option Committee and permitted by law; or (v) by any combination of the above permissible forms of payment

              (b)    CONDITION OF EXERCISE. Without limiting the generality of
Section 10(a), (i) in the case of a Nonqualified Option, the Option Committee may require as a condition of exercise of such Nonqualified Option that the Optionee exercising the option pay to the Company, or make arrangements satisfactory to the Company regarding payment of withholding taxes, and (ii) in the case of an Incentive Option, if at the time the Incentive Option is exercised the Option Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal, state or local tax with respect to a disposition of the shares of Common Stock received upon exercise of such Incentive Option, the Option

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Committee shall have the right to require as a condition of exercise of such
Incentive Option that the Optionee exercising the option agree to give such security as the Option Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Option Committee to preserve the adequacy of such security.

              (c) NOTICE OF DISQUALIFYING DISPOSITIONS. By accepting an Incentive Option granted under the Plan, each Optionee agrees to notify the Company in writing immediately after such Optionee makes a disqualifying disposition (within the meaning of Sections 421 and 422 of the Code) of any shares of Common Stock acquired upon exercise of an Incentive Option granted under the Plan.

       11.    FINANCIAL ASSISTANCE.

       The Company is vested with authority under the Plan to assist any Optionee to whom an option is granted hereunder in the payment of the purchase price payable on exercise of that option, or the payment of any federal, state or local income tax with respect to income recognized as the result of the exercise of such option (or any withholding tax obligation relating thereto), by making a loan to such Optionee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board of Directors in the amount of such purchase price or the amount of any federal, state and local income tax with respect to income recognized as a result of the exercise of such option.

       12.    AMENDMENT OF THE PLAN.

       The Board of Directors may discontinue the Plan or amend the Plan at any time, and from time to time, subject to any required regulatory approval and the limitation that, except as provided in Sections 8 and 9 hereof, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve (12) months before or after the date of adoption of such amendment, where such amendment would:

              (a) increase the number of shares of Common Stock as to which options may be granted under the Plan;

              (b) change in substance Section 5 hereof relating to eligibility to participate in the Plan; or

              (c) otherwise require the approval of shareholders of the Company under applicable law or regulations.

Notwithstanding the foregoing, the Board shall have the right (but not the obligation), without the consent of any Optionee who may be affected thereby, to amend or modify the terms and provisions of the Plan, and the Option Committee shall have the right (but not the obligation), without the consent of any Optionee who may be affected thereby, to amend or modify the terms

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and provisions of option agreements entered into in connection with any outstanding options (i) to the extent necessary to ensure the compliance of the Plan and such options under Rule 16b-3 of the Exchange Act, or any successor rule thereto, and (ii) to the extent necessary to preserve the Company's deduction for United States income tax purposes, if any, of compensation paid to certain Optionees who are "covered employees," within the meaning of Treasury Regulation Section 1.162-27(c)(2), as a result of the grant or exercise of options under the Plan.

       Except as provided above or in Sections 8 and 9 hereof, rights and obligations under any option granted before any amendment of the Plan effected after the date of the adoption of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

       13.    NONEXCLUSIVITY OF THE PLAN; NON-UNIFORM DETERMINATIONS.

              (a) NONEXCLUSIVITY. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. Neither the Plan nor any grant of any option hereunder shall be deemed to confer upon any Optionee or other employee any right to continued employment with the Company or its Subsidiaries or interfere in any way with any right of the Company or any of its Subsidiaries to terminate the employment of an Optionee or other employee at any time.

              (b) NON-UNIFORM DETERMINATIONS. The Option Committee shall be entitled to make nonuniform and selective determinations, and to enter into non-uniform and selective option agreements, as to, among other things, (i) the persons to receive options under the Plan and (ii) the terms and provisions of options.

       14.    GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW.

              (a) The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or automated quotation system or under any applicable law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition, is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, except to the extent expressly permitted by the Board of Directors, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors, The Company may, but shall in no event be obligated to, register or qualify any shares covered

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by options under any applicable United States federal and state securities laws;
provided that the Company shall not be obligated to take any action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

              (b)    The Plan shall be governed by Delaware law.

              (c) Transactions under the Plan are intended to comply with Rule 16b-3 or any successor rule thereto promulgated under the Exchange Act.

       15.    EFFECTIVE DATE OF PLAN; SHAREHOLDER APPROVAL.

The Plan shall become effective upon the date that it is approved by the Board of Directors of the Company; provided, however, that the Plan shall be subject to the approval of the Company's shareholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve (12) months of such effective date. No options granted under the Plan prior to such shareholder approval may be exercised until such approval has been obtained. No options may be granted under the Plan after the tenth anniversary of the effective date of the Plan. Unless sooner terminated by the Board of Directors, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the effective date of the Plan; provided, however, that such termination will not affect any options granted prior to termination of the Plan.

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